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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): January 5, 1999




                   BURLINGTON RESOURCES COAL SEAM GAS ROYALTY
          TRUST (Exact name of registrant as specified in its charter)



          Delaware                     1-12058                   76-6088828
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

                                 Trust Division
                                NationsBank, N.A.
                           901 Main Street, Suite 1700
                               Dallas, Texas 75202
          (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (214) 508-2364



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         Item 5.  OTHER EVENTS.

         On January 5, 1999, NationsBank, N.A. (the "Trustee"), as trustee of Burlington Resources Coal Seam Gas Royalty Trust (the "Trust"), engaged the firm of Albrecht & Associates, Inc. of Houston, Texas as its advisor to assist the Trustee in the marketing and sale of the assets of the trust estate (consisting principally of a net profits interest related to certain coalbed methane gas producing properties in the San Juan Basin of New Mexico). Albrecht & Associates is an oil and gas divestment firm, specializing in the representation of sellers of significant oil and gas properties.

         As previously reported by the Trust, the assets of the trust estate are to be sold as a result of the approval by unitholders of a proposal that included the termination of the Trust and certain related matters (the "Termination Proposal"). The Termination Proposal was made by San Juan Partners, L.L.C., a major unitholder of the Trust ("San Juan"), and approved by unitholders at a meeting held December 28, 1998, in Houston, Texas (such date the "Termination Date").

         On December 31, 1998, San Juan and certain affiliated parties (collectively, the "San Juan Group") filed an Amendment No. 27 (the "Amendment") to the Schedule 13D filed with the Securities and Exchange Commission (the "Commission") by the San Juan Group on January 20, 1998 with respect to the San Juan Group's ownership of units of beneficial interest ("Units") in the Trust. As disclosed in the Amendment, on December 31, 1998, San Juan and Burlington Resources Oil & Gas Company ("BROG") consummated the transactions contemplated by their purchase agreement as described in the Information Statement filed with the Commission and mailed to unitholders on December 8, 1998 (the "Information Statement") and in Amendment No. 26 to the San Juan Group's Schedule 13D as filed with the Commission on October 26, 1998. As described in the Information Statement and the Amendment, pursuant to the purchase agreement, San Juan has purchased from BROG, among other things, BROG's interest in and to certain properties, including certain interests in the properties burdened by the Trust's net profits interest and the associated rights and obligations of BROG and its affiliates under the trust agreement, including certain preferential rights to bid on and acquire the Trust's assets in the event of a termination of the Trust. San Juan has acquired the right, under Section 9.03(c) of the Trust Agreement of the Trust (the "Trust Agreement"), during the 60-day period following the Termination Date to make an initial preemptive offer for the assets of the trust estate and the right, under Section 9.03(e) of the Trust Agreement, to purchase such assets for 105% of the highest acceptable offer (net of the commissions payable by the Trust) made for the assets by a third party during a specified period following the Termination Date.

         On January 4, 1999, the Trustee received written notice from San Juan that San Juan has waived its right to make an initial preemptive offer for the trust estate assets during the 60-day period described above. As a result of San Juan's waiver of this preemptive bidding right, the Trustee intends to proceed with the process of marketing the trust estate assets as soon as practicable with the assistance of its advisor.

         Burlington Resources Coal Seam Gas Royalty Trust is a Delaware business trust formed to own a net profits interest related to BROG's interest in the Fruitland coal formation underlying the Northeast Blanco Unit in the San Juan Basin of New Mexico. The Trust's units of beneficial interest

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are traded on the New York Stock Exchange under the symbol "BRU." It is expected that the Units will continue to be traded on the Exchange until the assets of the trust estate have been liquidated and a special distribution of the net proceeds of sale has been made to unitholders. However, it is possible that under certain circumstances the Units may be delisted by the Exchange prior to payment of the special distribution and the final windup of the trust.


         Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         10.1 Exclusive Agency Agreement dated as of January 5, 1999, between Albrecht & Associates, Inc. and the Trust.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BURLINGTON RESOURCES COAL SEAM GAS
                                       ROYALTY TRUST

                                       By: NationsBank, N.A., Trustee


Date: January 12, 1999                       By: /s/ Ron E. Hooper
                                                --------------------------------
                                                Ron E. Hooper
                                                Vice President and
                                                Trust Administrator


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                                INDEX TO EXHIBITS


Item
Number                     Exhibit
------                     -------

 10.1                      Exclusive Agency Agreement dated as of January 5,
                           1999, between Albrecht & Associates, Inc. and
                           Burlington Resources Coal Seam Gas Royalty Trust.











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